EXHIBIT 10.4

AGENCY AGREEMENT

This Agency Agreement (the “Agreement”) is made this 29th day of March, 2010 (the “Effective Date”), by and between BioLargo, Inc., a Delaware corporation, having a principal place of business at 16333 Phoebe, La Mirada, California, (“BioLargo”), and Isan USA, Inc., a California corporation, having a principal place of business at 2003 Chopin Way, Oceanside, California (“Isan USA”).  Each of BioLargo and Isan USA is a “Party”, and the both are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, BioLargo has entered into a sublicense agreement with Isan USA such that it has licensed to Isan USA the rights to commercialize the Isan System in the United States in certain fields of use (the “Sublicense Agreement”); and

WHEREAS, Isan USA desires that BioLargo continue its efforts to license the Isan System outside the United States, and desires to compensate BioLargo in the event BioLargo proposes an opportunity in the territory and fields of use licensed to Isan USA.

NOW, THEREFORE, incorporating the foregoing recitals, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

1.               Scope and Intention. The terms of this Agreement shall apply to the introduction by BioLargo to Isan USA of opportunities to commercialize the Isan System. This Agreement is one of a series of agreements (the “Transactions”) entered into as of today’s date by and between the Parties. It is not the Parties intention to create a partnership pursuant to California law, United States federal law, or any international treaty or regulation. It is the intention of the Parties to create an agency relationship only.

a.    Definitions. Unless otherwise specified, capitalized terms have the same meaning as set forth in the Sublicense Agreement.

2.               Grant of Agency. Isan USA empowers, designates and directs BioLargo to serve as a non-exclusive representative of Isan USA in the United States, with respect to seeking, identifying, introducing and negotiating business opportunities to commercialize the Isan System (“Business Opportunities”) and, in furtherance thereof, provide such information to recipients as in the good faith judgment of BioLargo is necessary and appropriate to further the purpose of this Agreement, the Transactions and the overall relationship between BioLargo and Isan USA.

3.               Term. The term (the “Term”) of this Agreement shall commence on the date first above written and shall end on the first to occur of (i) the termination of this Agreement by BioLargo, in its sole and absolute discretion, for any reason or for no reason, upon 30 days’ prior written notice (the “Termination Notice”); (ii) the termination of the Sublicense Agreement. Isan USA’s obligation to pay Commissions shall continue after termination only to the extent that Isan USA continues to receive any net royalty or other net payment received by or paid to Isan USA, whether in cash or other property, derived directly or indirectly from each Business Opportunity.

4.               Commissions. For its efforts in seeking, identifying, introducing and negotiating Business Opportunities, Isan USA shall pay a commission (the “Commission”) to BioLargo equal to seven percent (7%) of any net royalty or other net payment received by or paid to Isan USA, or some other percent as the Parties may mutually agree, whether in cash or other property, derived directly or indirectly from each Business Opportunity.

5.               Special Fees. For any party with whom BioLargo has a written product evaluation agreement executed prior to the Effective Date of this Agreement, should BioLargo propose a sublicense for the Intellectual Property with such entity in a Field of Use licensed to Isan USA pursuant to the Sublicense Agreement (including amendments, if any), Isan USA must choose one of the following alternatives: (i) accept the terms of the proposed sublicense, or (ii) elect to receive two times its development and commercialization expenditures from BioLargo related to the particular field of use in the proposed sublicense, and amend the Sublicense Agreement such that said field of use is removed from the Fields of Use licensed in the Sublicense Agreement. Should Isan USA accept the terms of the proposed sublicense, the fees due to BioLargo, in lieu of other fees as set forth herein, shall be as follows: if the agreement is executed and in effect within one year of the Effective Date, Isan USA shall pay to BioLargo 75% of any such payments or royalties received; if the agreement is executed thereafter, Isan USA shall pay to BioLargo 50% of any such payments or royalties received. If Isan USA enters into a BioLargo proposed sublicense in accordance with this section, such sublicense agreement shall in all cases  not impose any additional material burdens, obligations, liabilities or expenses on Isan USA beyond those that are expressly contained in this Agreement and the License and the Sublicense Agreement.

6.               Reporting and Payment. Isan USA shall keep full and accurate books of account using generally accepted accounting principles (GAAP) showing the amount of net royalty or other net payment and resulting Commissions due pursuant to this Agreement. These books of account shall be kept at Isan USA’s place of business and shall be subject to audit at BioLargo’s expense. Not later than thirty (30) days after the beginning of each calendar quarter of each year, Isan USA shall deliver to BioLargo a true and accurate report accounting for Commissions due under this Agreement. Simultaneously with the delivery of each report, Isan USA shall pay to BioLargo the applicable fees due.

7.               General Provisions.

a.    Notices. All Notices, requests and other communications that a Party is required or elects to deliver shall be in writing and shall be delivered personally, or by facsimile, or by a recognized overnight courier service, to the other Party at its address set forth below or to such other address as such Party may designate by notice given pursuant to this Section:

If to BioLargo:      BioLargo, Inc.
16333 Phoebe
La Mirada, CA 90638
Facsimile: (949) 625-9819

If to Isan USA:     Isan USA, Inc.
2003 Chopin Way
Oceanside, CA 92054
Attention: Bert G. Fenenga, CEO

All such notices, requests and other communications will: (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery; (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation; and (iii) if delivered by messenger or courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such messenger or courier upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. A Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto.

b.    Publicity. Neither Party shall issue any public announcement regarding this Agreement, or which contains the name of the other Party, without giving prior reasonable notice to the other Party, and receiving written approval thereon; provided, however, that (i) BioLargo may withhold its approval in its sole and absolute discretion and (ii) written approval from Isan USA shall not be required for any disclosures that are required or which counsel advises BioLargo are required by applicable law, including without limitation Federal securities laws, in which instance, BioLargo shall so notify Isan USA as reasonably promptly as commercially possible.

c.    Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein and shall be of no further force or effect.

d.    Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the Parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all the Parties to this Agreement.

e.    Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof, and except to the extent superseded by the laws of the United States.

f.      Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

g.    Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

h.    Costs and Attorneys Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any Party to this Agreement of its obligations under this Agreement, the prevailing Party shall recover all of such Party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.

i.       Rights Cumulative.  Except as expressly provided to the contrary elsewhere in this Agreement, no right granted to the Parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

j.       Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

k.    Force Majeure. If any Party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control (financial inability excepted), including, without limitation, acts of God, fire, flood, war, terrorism, earthquake, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or nonperformance.

l.       Assignment and Transfers. Except as otherwise expressly provided herein, Licensee may not assign or delegate either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Licensor. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

m.  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

n.    Time Period Computations.  All periods of time referred to in this Agreement shall include all Saturdays, Sundays and California state or national holidays unless the reference is to business days, in which event such weekends and holidays shall be excluded in the computation of time and provide that if the last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or California state or national holiday, such act or notice shall be deemed to have been timely performed or given on the next succeeding day which is not a Saturday, Sunday or California state or national holiday.

o.    Qualification; Authority.  Each individual executing this Agreement on behalf of a partnership, corporation, limited liability company or as trustee of a trust represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such entity (and that no additional signatures on behalf of such entity are required in order for this Agreement to be binding).  Upon request of either Party, the other Party agrees to deliver such documents reasonably necessary to evidence the foregoing.

p.    No Partnership.   Nothing contained herein shall create or be deemed to have created a partnership or joint venture of any kind between the Parties, or the relationship of principal and agent between the Parties.

q.    Further Assurances.  The Parties shall undertake such additional and further actions, and execute such additional documents and instruments, as may be reasonably necessary or appropriate to provide each Party with the intended benefits of this Agreement.

r.      Survival of Covenants.  Each of the provisions contained herein or in any of the agreements or instruments to be executed pursuant to this Agreement which provide for, or otherwise contemplate, performances by either Party which may extend beyond the Term shall survive expiration of the Term.

s.    Limitation of Liability.  The obligations of the Parties under this Agreement and under all of the documents referenced herein are intended to be binding only upon the assets of the Parties and shall not be personally binding upon the principals, members, shareholders, officers, directors, employees or agents of the Parties or their personal assets.

t.      ARBITRATION OF DISPUTES.  ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT SHALL BE RESOLVED IN ORANGE OR SAN DIEGO COUNTY, CALIFORNIA, BY ARBITRATION THROUGH THE JUDICIAL ARBITRATION AND MEDIATION SERVICE ("JAMS") OR OTHER ALTERNATIVE DISPUTE RESOLUTION AGENCY MUTUALLY ACCEPTABLE TO THE PARTIES, BEFORE A RETIRED JUDGE OR JUSTICE OF THE CALIFORNIA COURTS.  SUCH ARBITRATION SHALL BE COMMENCED UPON THE WRITTEN REQUEST OF ANY PARTY, AND SHALL BE CONDUCTED ON A CONFIDENTIAL BASIS.  WITHOUT LIMITING ANY OTHER POWERS OF THE ARBITRATOR, THE ARBITRATOR SHALL HAVE THE AUTHORITY OF A JUDGE PRO TEM OF THE CALIFORNIA SUPERIOR COURT, WITH THE AUTHORITY TO ISSUE ANY INJUNCTIVE ORDERS (INCLUDING ANY EX PARTE ORDERS) AND EQUITABLE RELIEF (INCLUDING SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF) DEEMED NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES.  ARBITRATION SHALL BE CONDUCTED AS A TRIAL BY THE COURT APPLYING THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CONFLICT OF LAW RULES) WITH A WRITTEN STATEMENT OF DECISION, AS PROVIDED UNDER SECTION 632 OF THE CODE OF CIVIL PROCEDURE.  JUDGMENT UPON THE ARBITRATOR’S AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.  BOTH PARTIES EXPRESSLY SUBMIT AND AGREE TO THE JURISDICTION AND VENUE AS PROVIDED HEREIN.  THE PARTIES SHALL SHARE EQUALLY THE ARBITRATOR’S FEE, HOWEVER THE ARBITRATOR MAY DIRECT RECOVERY OF SUCH FEES AS COSTS BY THE PREVAILING PARTY.  IN ANY SUCH ARBITRATION, THE PREVAILING PARTY SHALL IN THE ARBITRATOR’S DISCRETION BE ENTITLED TO AN AWARD OF REASONABLE ATTORNEYS’ FEES, WHICH SHALL BEAR A REASONABLE RELATIONSHIP TO THE AWARD OR JUDGMENT OBTAINED, IN ADDITION TO ANY OTHER RELIEF GRANTED.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                            Initials:  __/s/___                                          Initials: _/s/___

IN WITNESS WHEREOF, the Parties have executed this Agency Agreement as of the date set forth above.

BIOLARGO, INC. /s/	ISAN USA, INC. /s/
By: Dennis P. Calvert Title: President	By: Bert Fenenga Title: Chief Executive Officer